Exhibit 10.47

AGREEMENT

THIS AGREEMENT is executed on December 7, 2023, to confirm and document certain actions completed and agreements made by and among: (i) JP Outfitters, Inc, a Delaware incorporated company (“JPO”), (ii) Alice Wong Mei Wai (“Alice”), a resident of Hong Kong, and (iii) Santai Global Asset Management, Ltd., a Hong Kong limited company (“Santai”), and a controlling shareholder of JPO. JPO, Alice, and Santai referred to herein individually as a “Party” and collectively as the “Parties”. All amounts in this agreement are in USD.

BACKGROUND

A. JPO is a DTC apparel company which operates two brands — J. Peterman and Territory Ahead. Alice has a long standing business relationship with the J. Peterman brand since early 1990’s. As of November 30, 2023, JPO had an outstanding note payable to Alice in the amount of $2,900,000.

B. JPO wishes to improve the equity position of the company and the parties agree to do what is necessary to achieve same through a conversion of debt to equity.

In light of the Background described above, the Parties hereby acknowledge and consent to the following:

1. JPO had a note payable to Alice in the amount of $2,900,000 as of November 30, 2023. Alice agrees to have a portion of her note receivable from JPO novated to Santai.

2. Santai agrees to acquire from Alice the note payable due to Alice by JPO in the amount of $ reducing the debt due to Alice by JPO in a like amount and increasing a debt due Alice by Santai in a like amount.

3. Santai now agrees to convert the receivable of $1,500,000 from JPO it just acquired from Alice into capital contribution to JPO. Hereafter, JPO will convert $1,500,000 of its debt into equity, and Santai will record a payable to Alice of $1,500,000.

4. Santai and Alice have agreed to determine a repayment schedule for Santai to pay off its note payable of $1,500.000 due to Alice.

Signature Page to Acknowledgement and Consent

JP OUTFITTERS, LLC

/s/

ALICE WONG MEI WAI

/s/

SANTAI GLOBAL ASSET MANAGEMENT, LTD

/s/